Exhibit 1.1

Execution Version

14,300,000 Shares of Common Stock

NRG ENERGY, INC.

Common Stock

UNDERWRITING AGREEMENT

March 2, 2026

BARCLAYS CAPITAL INC.

Citigroup Global Markets Inc.

As Representatives of the Several Underwriters,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

1.	Introductory. The stockholders of NRG Energy, Inc., a Delaware corporation (the “Company”), named in Schedule A-2 attached hereto (each individually a “Selling Stockholder” and, collectively, the “Selling Stockholders”), agree with the several Underwriters named in Schedule A-1 hereto (the “Underwriters”) to sell to the several Underwriters 14,300,000 shares (the “Firm Securities”) of the Company’s common stock, par value $0.01 per share (the “Securities”). The Selling Stockholders also agree to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,145,000 additional shares of the Company’s common stock (such 2,145,000 additional shares of common stock being hereinafter referred to as the “Optional Securities”), as set forth in Section 4 of this Agreement. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2.	Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that, as of the Applicable Time and as of each Closing Date:

(a)            Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-293137), including a related prospectus, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:30 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 4 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (the “PCAOB”) and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)            Compliance with the Requirements of the Act. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations with respect thereto and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations with respect thereto, and the Final Prospectus and any documents incorporated by reference therein will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is the Selling Stockholder Information.

(c)            Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), when they became effective or at the time they were or hereafter are filed with the Commission, complied and, at each Closing Date, will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Act to the extent applicable.

(d)            Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e)            Ineligible Issuer Status. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities.

(f)             General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated March 2, 2026, including the base prospectus, dated February 2, 2026 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, including the documents incorporated by reference therein, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by (x) any Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Sections 9(c) or by (y) any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is the Selling Stockholder Information.

(g)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from the Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (y) any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is the Selling Stockholder Information.

(h)            Due Incorporation and Good Standing of Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except (i) to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification.

(i)             Due Organization and Good Standings of Subsidiaries. Each domestic subsidiary of the Company has been duly organized or formed, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except (i) to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect and (ii) for jurisdictions not recognizing the legal concepts of good standing or qualification. Except as set forth in the General Disclosure Package and the Final Prospectus, all of the issued shares of capital stock or equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) for directors’ qualifying shares or foreign national qualifying capital stock and (ii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness as set forth in the Exchange Act reports of the Company, the General Disclosure Package and the Final Prospectus) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(j)             Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Company.

(k)            Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized capital stock of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company, including the Offered Securities, are validly issued, fully paid and nonassessable, and conform to the information in the General Disclosure Package and the Offered Securities will conform in all material respects to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than (x) the preliminary prospectus supplement referred to in Section 2(f) hereof or (y) any General Use Issuer Free Writing Prospectus or Limited Use Issuer Free Writing Prospectus (issued in compliance with this Agreement).

(l)             Federal Power Act. The Company is not subject to regulation as a “public utility,” as such term is defined in the Federal Power Act (“FPA”).

(m)           No Contravention; No Consents. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the sale of the Offered Securities and compliance with the terms and provisions thereof will not contravene (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any applicable law or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except that, in the case of clauses (ii) and (iii), for any contravention that would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. No action, consent or approval of, registration or filing with, notice to, or any other action by, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (x) for such actions, consents, approvals, registrations or filings that have been made or obtained or where failure to do so would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby and (y) such as may be required by the securities or Blue Sky laws of the various states, the Act or the Exchange Act, or by the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Securities.

(n)            Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, subject to normal year-end audit adjustments; and the other financial information included or incorporated by reference in each of the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the entities purported to be shown thereby and presents fairly in all material respects the information shown thereby.

(o)            Pro Forma Financial Information. The pro forma financial information and the related notes thereto included or incorporated by reference in each of the General Disclosure Package and the Final Prospectus have been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the General Disclosure Package and the Final Prospectus, each as amended or supplemented at such date.

(p)            Independent Auditor. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are the independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q)            Independent Auditor. KPMG LLP, who have audited periods noted in their opinion on the financial statements of Lightning Power, LLC, Linebacker Power Funding, LLC and CCS Power Finance Co, LLC (collectively, the “LSP Entities”) and their respective subsidiaries, are the independent auditors with respect to the LSP Entities and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the American Institute of Certified Public Accountants and as required by the Act.

(r)             Internal Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls. For the avoidance of doubt, based on SEC guidance, the Company is not required to include any newly acquired companies within its internal control over financial reporting until one year after the closing of the acquisition.

(s)            Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(t)             Foreign Corrupt Practices Act of 1977. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, employee, nor, to the Company’s knowledge, any agent or representative of the Company or any of its subsidiaries or affiliates, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977 (the “FCPA”), or (ii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u)            Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times and in all material respects in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)            Sanctions. (i)         Neither the Company nor any of its subsidiaries (collectively, the “Entities”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of any of the Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B)             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Kherson and Zaporizhzhia or any other covered region of Ukraine identified pursuant to Executive Order 14065, Iran and North Korea).

(ii)            Since April 24, 2019, the Company has not, and to the Company’s knowledge, the other Entities have not, to their knowledge engaged in, are not now to their knowledge engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)           Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus, there has not occurred any material adverse change, or any development that would reasonably be expected to have a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Final Prospectus.

(x)             Litigation. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings that are disclosed or described in the General Disclosure Package and the Final Prospectus and proceedings that are not reasonably expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby, and there are no statutes, regulations, contracts or other documents that are required to be described in a registration statement filed with the Commission that are not described or filed, or incorporated by reference as required.

(y)            Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(z)             Public Utility Holding Company Act of 2005. The Company and any subsidiary of the Company that is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be, subject to regulation under the Public Utility Holding Company Act of 2005 (“PUHCA”) as a “holding company,” as such term is defined in PUHCA, is exempt in accordance with 18 CFR § 366.3 from the accounting, record-retention and reporting requirements of PUHCA.

(aa)          Federal Energy Regulatory Commission. Except as set forth in the General Disclosure Package and the Final Prospectus, each subsidiary of the Company that is subject to regulation as a “public utility” as such term is defined in the FPA that is not exempt from regulation under Section 205 and 206 of the FPA pursuant to 18 C.F.R. § 292.601(c)(1) and that makes wholesale sales of energy or capacity in interstate commerce that are not pursuant to a state regulatory authority’s implementation of PURPA (as defined below) has an order from the Federal Energy Regulatory Commission, such order not subject to any pending challenge, investigation, complaint or other proceeding except as would not reasonably be expected to result in a Material Adverse Effect and other than generic proceedings generally applicable in the industry (i) authorizing such subsidiary to engage in wholesale sales of energy, capacity and certain ancillary services and, to the extent permitted under its market-based rate tariff, other transactions, at market-based rates and (ii) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA.

(bb)          Public Utilities Regulatory Policies Act. With respect to any subsidiary that owns a “Qualifying Facility” (“QF”), as defined under the Public Utility Regulatory Policies Act and the current rules and regulations promulgated thereunder (“PURPA”), such facility is a QF under PURPA.

(cc)          Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except to the extent that the failure to comply would not have a Material Adverse Effect.

(dd)         Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed, each through the date hereof or through the extension date if extensions have been requested (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith (provided that adequate reserves have been established therefor in accordance with U.S. generally accepted accounting principles) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)          Accurate Disclosure; Exhibits. The statements in (or incorporated by reference in) the General Disclosure Package and the Final Prospectus under the headings, “Description of Capital Stock” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or legal or regulatory proceedings discussed therein, are accurate summaries, in all material respects, of such legal matters, agreements, documents or legal or regulatory proceedings and present the information required to be shown under the Act. There are no contracts or documents which are required to be described in the Registration Statement or the General Disclosure Package pursuant to Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described or filed as required pursuant to the Act, except where the lack of description or filing would not have a Material Adverse Effect.

(ff)            Environmental. Except as disclosed in the General Disclosure Package and the Final Prospectus, and except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries (1) are in compliance with Environmental Laws (as defined below) including having and complying with all permits, licenses or registrations required under Environmental Laws (“Environmental Permits”); (2) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Laws or liability thereunder; (3) are not subject to any pending or, to the knowledge of the Company or any of its subsidiaries, threatened claim or other legal proceeding under any Environmental Laws; and (4) do not have knowledge of any existing facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that would reasonably be expected to have an adverse effect on capital expenditures, earnings or competitive position of the Company and its subsidiaries. As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws (including common law) treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety, climate change or the presence, release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species, or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.

(gg)          Information Technology. (x) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, employees, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data and (z) the Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except in each case of clauses (x), (y) and (z) that would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data.

(hh)          Outbound Investment Rule. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The transactions contemplated in this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a covered activity.

(ii)            PUHCA or the FPA. None of the Underwriters or any of their affiliates shall, solely as a result of this Agreement and the transactions contemplated thereby, become subject to, or not exempt from, regulation under PUHCA or the FPA.

(jj)            Other Offerings. Except as disclosed in the Registration Statement or the General Disclosure Package, including shares issued or issuable under the Company’s or its subsidiaries’ equity incentive plans, the Company has not sold any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(kk)          No Finder’s Fee. Except as disclosed in General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Offered Securities.

(ll)            Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus and that certain registration rights agreement, dated as of January 30, 2026, by and among the Company, the Selling Stockholders and certain other stockholders identified therein (the “Registration Rights Agreement”), there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”).

(mm)        Listing. The Securities are listed on the New York Stock Exchange (“NYSE”).

(nn)         Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(oo)         Regulations T, U, X. None of the Company or its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

3.	Representations of the Selling Stockholders. Each of the Selling Stockholders represents, severally and not jointly and solely as to itself or herself, and agrees with, the Underwriters that, as of the Applicable Time and as of each Closing Date:

(i)	Title to Securities. Such Selling Stockholder has, and on each Closing Date will have, valid title or valid “security entitlement” within the meaning of 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of the Offered Securities to be sold by such Selling Stockholder and, immediately prior to each Closing Date, will be free and clear of all liens, encumbrances, equities and claims and, as applicable, has duly endorsed the Offered Securities to be sold by it in blank, and assuming that the Underwriters acquire their interest in the Offered Securities to be sold by it without notice (as defined in Section 8-105 of the UCC) of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC), the Underwriters, by purchasing the Offered Securities to be delivered on the applicable Closing Date, by making payment therefor as provided herein, and having the Offered Securities to be sold by it credited to the securities account or accounts of the Underwriters maintained with The Depository Trust Company (“DTC”) or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Offered Securities to be sold by such selling Stockholder purchased by the Underwriters, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriters with respect to the Offered Securities to be sold by such Selling Stockholder.

(ii)	Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities to be sold by such Selling Stockholder, except such as have been obtained and made and such as may be required under the Act or state securities laws or where the failure to obtain any such consent, approval, authorization, order of or filing with would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the sale of the Offered Securities to be sold by the Selling Stockholder and the performance by the Selling Stockholder of any of its or her obligations under this Agreement.

(iii)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to (i) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or (iii) the certificate of formation, certificate of limited partnership, limited liability company agreement and limited partnership agreement, as applicable, of such Selling Stockholder that is an entity, except in the case of clauses (i) and (ii), for any breaches, violations, defaults, liens, charges or encumbrances, which, individually or in the aggregate, would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(iv)	Compliance with Securities Act Requirements. (A) At the time the Registration Statement initially became effective, (B) at the Effective Time relating to the Offered Securities and (C) on each Closing Date, the Registration Statement and the Final Prospectus did not, and will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence applies only to such information furnished to the Company by such Selling Stockholder in writing specifically for use in connection with the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus, such information with respect to such Selling Stockholder is identified under the heading “Selling Stockholders” (the “Selling Stockholder Information”).

(v)	General Disclosure Package. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the Selling Stockholder Information.

(vi)	Authorization of Agreement. This Agreement has been duly authorized by each such Selling Stockholder that is an entity, and has been duly executed and delivered by each Selling Stockholder.

(vii)	Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(viii)	Absence of Material Information. Such Selling Stockholder is not prompted to sell its or her Offered Securities by any material information concerning the Company that is not set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ix)	Free Writing Prospectus. Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Offered Securities.

(x)	Transfer Taxes. To the knowledge of such Selling Stockholder, there are no transfer taxes or other similar fees or charges under Federal law or laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Stockholder of the Offered Securities to be sold by such Selling Stockholder.

(xi)	Sanctions. None of the Selling Stockholders or, to the knowledge of the Selling Stockholders, no director, officer, employee, agent, affiliate or representative of any of such Selling Stockholder, is a Person that is, or is owned or controlled by a Person that is:

(A)            the subject of Sanctions, nor

(B)             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Kherson and Zaporizhzhia or any other covered region of Ukraine identified pursuant to Executive Order 14065, Iran and North Korea).

(ii)            The Selling Stockholders will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)             to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)              in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)           Since April 24, 2019, no Selling Stockholder has, and to each Selling Stockholder’s knowledge, no director, officer, employee, agent, affiliate or representative of any of such Selling Stockholder, to such Stockholder’s knowledge engaged in, are not now to their knowledge engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xii)	Unlawful Payments. None of the Selling Stockholders or, to the knowledge of the Selling Stockholders, nor any director, officer, employee of such Selling Stockholder, nor, to such Stockholder’s knowledge, any agent or representative of such Stockholder or any of its subsidiaries or affiliates, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each Selling Stockholder and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the FCPA, or (ii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. The Selling Stockholders will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds in violation of applicable anti-corruption laws, including the FCPA.

(xiii)	Anti-Money Laundering. The operations of each Selling Stockholder and its subsidiaries are and have been conducted at all times and in all material respects in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of each such Selling Stockholder, threatened.

(xiv)	ERISA. Such Selling Stockholder that is an entity is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xv)	No Association with FINRA. Neither such Selling Stockholder that is an entity nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

4.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters the number of shares of the Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A-2 hereto under the caption “Number of Firm Securities Offered,” and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $160.6815 per share (“Purchase Price”), that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A-1 hereto under the caption “Number of Firm Securities Offered.”

Each of the Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price for such Firm Securities by the Underwriters in Federal (same day) funds by a wire transfer to an account, at a bank specified by the Selling Stockholders (and acceptable to the Representatives), drawn to the order of such Selling Stockholder, at the office of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, at 9:00 A.M., New York time, on March 4, 2026, or at such other time not later than seven full business days thereafter as shall be agreed upon by the Company, the Selling Stockholders and the Representatives, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of DTC unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Selling Stockholders as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). Each Selling Stockholder agrees to sell to the Underwriters the respective number of Optional Securities specified in the notice in the same proportion as the number of Firm Securities set forth opposite such Selling Stockholder’s name bears to the total shares of Firm Securities on Schedule A-2 hereto (subject to adjustment by the Representatives in their discretion to eliminate fractions), and the Underwriters agree, severally and not jointly, to purchase the same number of Optional Securities. Any Optional Securities shall be purchased from the Selling Stockholders for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities on Schedule A-1 hereto (subject to adjustment by the Representatives in their discretion to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Selling Stockholders.

Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given, unless otherwise agreed by the Selling Stockholders and the Company. Each of the Selling Stockholders will deliver the Optional Securities being purchased by the Underwriters on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price for such Optional Securities in Federal (same day) funds by a wire transfer to an account, at a bank acceptable to the Representatives, drawn to the order of such Selling Stockholder, at the above office of Latham & Watkins LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representatives shall otherwise instruct.

5.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

6.	Certain Agreements of the Company and the Selling Stockholders. Each of the Company and the Selling Stockholders, as applicable, agree with the Underwriters that:

(a)	Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) within the time periods specified by Rule 424(b). The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. The Company has complied and will comply with Rule 433 in connection with the offering of the Offered Securities pursuant to this Agreement.

(b)	Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of a Registration Statement or the Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, (iv) the initiation or threatening of any proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405; and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)	Continued Compliance with Securities Laws. If, at any time after the first date of the public offering of the Securities as when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the General Disclosure Package or the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d)	Rule 158. As soon as practicable, but not later than 16 months after the date hereof the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date hereof and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)	Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, and upon the request of the Representatives, signed copies of the Registration Statement, any Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished within two business days following the execution and delivery of this Agreement unless otherwise agreed by the Company and the Representatives. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)	Blue Sky Qualifications. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(g)	Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives, and upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), or in any event files all such reports within five business days after the date such filings are required, it is not required to furnish such reports or statements to the Underwriters.

(h)	Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any filing fees and reasonable attorney’s fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters, in an amount not to exceed $20,000, in connection with, the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Securities, (iii) costs and expenses of the Company’s officers and employees and any other expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees, (iv) fees and expenses incident to listing the Offered Securities on the NYSE, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and (vii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Notwithstanding the foregoing sentence, the Selling Stockholders agree to pay any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters. Except as provided in this Agreement, the Underwriters shall pay their own costs and expenses, including the fees and disbursement of their counsel. For the avoidance of doubt, nothing contained in this Section 6(h) amends, or is intended to amend, any provisions of the Registration Rights Agreements, including any provisions set forth in the Registration Rights Agreement relating to the payment of expenses by the Company.

(i)	Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Offered Securities.

(j)	Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except that the foregoing clauses (i) – (v) shall not apply with respect to: (a) any offer or sale of the Firm Securities or the Optional Securities (and the filing of any registration statement, prospectus or prospectus supplement with respect thereto), (b) issuance of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options or vesting of restricted stock or restricted stock units, in each case outstanding on the date hereof or issued pursuant to the following clause (c), (c) grant of stock options, restricted stock, restricted stock units or other equity awards to its employees and directors pursuant to the terms of a plan in effect on the date hereof ,(d) the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require the Company to file such registration statement or prospectus supplement, (e) issuance of Lock-Up Securities in connection with any bona fide strategic partnership, joint venture, merger or acquisition of any assets, businesses or companies and filing of any S-4 in connection therewith, (f) the filing of any registration statement on Form S-8, (g) the entry by the Company into and settlement of any accelerated share repurchase plan by the Company and (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Lock-Up Period, (B) such plan is effected in compliance with the requirements of Rule 10b5-1 under the Exchange Act, and (C) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period; provided, that no disposition of Lock-Up Securities pursuant to clauses (d) or (e) will take place in the period commencing on the date hereof and continuing for 45 days after the date hereof or such earlier date that the Representatives consent to in writing. The Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that the Representatives consent to in writing.

7.	Free Writing Prospectuses. Each of the Company and the Selling Stockholders represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Selling Stockholders and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a)	Comfort Letter for the Company. The Underwriters shall have received, on each of the date hereof and each Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Prospectus; provided that the letter delivered on a Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(b)	Comfort Letter for the LSP Entities. The Underwriters shall have received, on each of the date hereof and each Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent auditors with respect to the LSP Entities and their respective subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Prospectus for an acquired entity; provided that the letter delivered on a Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(c)	Chief Financial Officer Certificate. On the date hereof and each Closing Date, the Underwriters shall have received a certificate, in form and substance reasonably satisfactory to the Representatives, signed by the Chief Financial Officer of the Company and addressed to the Underwriters, dated as of the date thereof, with respect to certain information and data included in the General Disclosure Package and the Final Prospectus, as applicable.

(d)	Filing of Prospectus. The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing in accordance with the Rules and Regulations and Section 6(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(e)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or a NASDAQ stock market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on the New York Stock Exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(f)	Opinion of Outside Counsel for the Company. The Representatives shall have received an opinion letter and a negative assurance letter, dated such Closing Date, of White & Case LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(g)	Opinion of Counsel for the Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)	Opinion of Counsel for the Selling Stockholders. The Representatives shall have received an opinion from Willkie Farr & Gallagher LLP, counsel to the Selling Stockholders, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i)	Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, or pursuant to Section 8A under the Act, have been instituted or, to their knowledge, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor has any development or event occurred that would reasonably be expected to have a material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.

(j)	Selling Stockholder’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an authorized executive officer of each other Selling Stockholder, in which such officer, as applicable, in such capacity, shall state that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such Closing Date, and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(k)	Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters in the form of Exhibit A from each of the executive officers and directors of the Company. On or prior to the date hereof, the Representatives shall have received lock-up letter in the form of Exhibit B from each of the Selling Stockholders.

(l)	Tax Forms. Each of the Selling Stockholders will deliver to the Representatives a properly completed and executed Internal Revenue Service Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

The Company and the Selling Stockholders will furnish the Representatives with any additional customary certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 8. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9.	Indemnification and Contribution.

(a)	Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate, director, officer, employee and agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, including any investor presentations or any “road show” used in connection with the offering and sale of the Offered Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, including any investor presentations or any “road show” used in connection with the offering and sale of the Offered Securities, not misleading in light of the circumstances under which they were made, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)	Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate, director, officer, employee and agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, including any investor presentations or any “road show” used in connection with the offering and sale of the Offered Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, including any investor presentations or any “road show” used in connection with the offering and sale of the Offered Securities, not misleading in light of the circumstances under which they were made; provided, however, that such Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon the Selling Stockholder Information and provided, further, that the liability under this subsection (b) of such Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder hereunder.

(c)	Indemnification of the Company and Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer, and each person if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and any Selling Stockholder, its directors, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer, and each person if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, including any investor presentations or any “road show” used in connection with the offering and sale of the Offered Securities. The Company acknowledges that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information with respect to stabilization transactions appearing in the tenth and eleventh paragraphs, in each case under the caption “Underwriting.”.

(d)	Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 9 the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of any such proceeding. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Sections 9(a) and 9(b), and by the Company, in the case of parties indemnified pursuant to Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e)	Contribution. To the extent the indemnification provided for in Section 9(a), Section 9(b) or Section 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of Offered Securities and the total discounts and commissions received by the Underwriters in connection therewith, bear to the aggregate offering price of the Offered Securities. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

(f)	The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)	The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate, director, officer, employee or agent of any Underwriter, by or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of any Selling Stockholder, its officers or directors or any person and (iii) acceptance of and payment for any of the Offered Securities.

For the avoidance of any doubt, the indemnification of the Company by the Selling Stockholders and of the Selling Stockholders by the Company shall be governed by the terms of Section 1.8 of the Registration Rights Agreement.

10.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, the Company or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 6 and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 9 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason (other than by reason of a default by any of the Underwriters described in Section 10 hereof) or the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 8(e), the Company agrees that the Company will reimburse the Underwriters (or such Underwriters as have so terminated this Agreement with respect to themselves), severally, through the Representatives, for all documented out-of-pocket expenses (including fees and disbursements of outside counsel) reasonably incurred by them in connection with the offering of the Offered Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and Section 3 and all obligations under Section 6 shall also remain in effect.

12.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, hand-delivered, telecopied or transmitted electronically and confirmed to (i) Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile 646-291-1469, with a copy to Latham & Watkins LLP; 1271 Avenue of the Americas 10020-1095, Attention Keith Halverstam and R. Charles Cassidy; if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at 910 Louisiana Street, Houston, Texas 77002 Attention: General Counsel, with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020-1095, United States, Attention: Daniel Nam, Esq; or if sent to any Selling Stockholder, will be mailed, hand-delivered, telecopied or transmitted electronically and confirmed to its address set forth on Schedule A-2; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, hand-delivered, telecopied or transmitted electronically and confirmed to such Underwriter.

13.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, members, directors, officers, employees, agents, affiliates and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

14.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

15.	Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16.	Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between either the Company or the Selling Stockholders, on the one hand, and any Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company and the Selling Stockholders on other matters. Any review by the Representatives or any Underwriter of the Company, the Selling Stockholders, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Selling Stockholders or any other person;

(b)	Arms’-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Selling Stockholders following discussions and arms’-length negotiations with the Representatives and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that each Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that each Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)	No Recommendation. Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the purchase price provided in Section 4 hereof, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

(e)	Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including members, stockholders, employees or creditors of the Company.

17.	Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Selling Stockholders and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Selling Stockholders and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.	Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.	PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Selling Stockholders one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

NRG ENERGY, INC.

By:	/s/ Jean-Pierre Breaux
	Name:	Jean-Pierre Breaux
	Title:	Vice President & Treasurer

  Signature Page to Underwriting Agreement

SELLING STOCKHOLDERS:

CCS Power Holdings, LLC

By:	/s/ David Nanus
	Name:	David Nanus
	Title:	President

  Signature Page to Underwriting Agreement

Lightning Power Holdings, LLC

By:	/s/ David Nanus
	Name:	David Nanus
	Title:	President

  Signature Page to Underwriting Agreement

Thunder Generation, LLC

By:	/s/ David Nanus
	Name:	David Nanus
	Title:	President

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

Signature Page to Underwriting Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Frederic Chapados
	Name:	Frederic Chapados
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A-1

Underwriter	Number of Firm Securities Offered	Number of Optional Securities Offered
Barclays Capital Inc.	4,800,237	720,035
Citigroup Global Markets Inc.	4,800,237	720,035
J.P. Morgan Securities LLC	1,678,403	251,760
RBC Capital Markets, LLC	1,678,403	251,760
BMO Capital Markets Corp.	268,544	40,282
Mizuho Securities USA LLC	268,544	40,282
MUFG Securities Americas Inc.	268,544	40,282
Scotia Capital (USA) Inc.	268,544	40,282
SMBC Nikko Securities America, Inc.	268,544	40,282
Total	14,300,000	2,145,000

A-1-1

SCHEDULE A-2

SELLING STOCKHOLDERS

Name and Address of Selling Stockholder	Number of Firm Securities Offered	Number of Optional Securities
CCS Power Holdings, LLC c/o LS Power Equity Advisors, LLC 250 W 55th St, 31st Floor New York, NY 10019 Attn: General Counsel Email: legalnotices@lspower.com With a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Ave New York, NY 10019 Attention: Hannah Frank and Adam Turteltaub	710,014	106,502
Lightning Power Holdings, LLC c/o LS Power Equity Advisors, LLC 250 W 55th St, 31st Floor New York, NY 10019 Attn: General Counsel Email: legalnotices@lspower.com With a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Ave New York, NY 10019 Attention: Hannah Frank and Adam Turteltaub	11,219,029	1,682,855

A-1-2

Thunder Generation, LLC c/o LS Power Equity Advisors, LLC 250 W 55th St, 31st Floor New York, NY 10019 Attn: General Counsel Email: legalnotices@lspower.com With a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Ave New York, NY 10019 Attention: Hannah Frank and Adam Turteltaub	2,370,957	355,643

A-2-2

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	1.	Press release issued by the Company filed as a free writing prospectus on March 2, 2026.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	Price per share to the public: $164.00

B-1

Exhibit A

Form of Lock-Up Letter

[See attached.]

Ex. A-1

Execution Version

NRG Energy, Inc.
804 Carnegie Center

Princeton, New Jersey 08540

BARCLAYS CAPITAL INC.

Citigroup Global Markets Inc.
as Representatives of the several Underwriters
named in the Underwriting Agreement specified on Schedule A-1 therein

c/o Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Public Offering”) will be made of shares of common stock, par value $0.01 per share (the “Securities”), of NRG Energy, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities (the “Lock-Up Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc. (together, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 45 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Except as set forth below, any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that with respect to any sale or other disposition of such Securities, no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than on Form 5) or other public announcements shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period. Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) transactions relating to Securities acquired in the Public Offering from the Underwriters, provided that no public announcement and no filing under Section 16(a) of the Exchange Act or other regulatory authority in respect thereof will be required or will be voluntarily made during the Lock-Up Period in connection with subsequent sales of Securities acquired in the Public Offering during the Lock-Up Period, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement (including any transfers to cover tax withholding obligations of the undersigned in connection with such vesting or exercise), (c) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”), provided that no sales are made pursuant to such Rule 10b5-1 Plan that is established on or after the date hereof during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Lock-Up Securities may be made under such plan during the Lock-Up Period, (d) the sales of Securities or securities convertible into or exchangeable or exercisable for Securities made pursuant to a Rule 10b5-1 Plan that is in existence as of the date hereof, (e) transfers as a bona fide gift, gifts or charitable contribution, (f) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (g) transfers by testate or intestate succession, (h) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, (i) to the extent applicable, transfers to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, (j) pursuant to an order of a regulatory agency or a court, including a qualified domestic order, or in connection with a divorce settlement, or (k) the transfer of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock; provided that (1) in each transfer pursuant to clauses (e)-(h) or (j) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value other than with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor, and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of the Securities, shall be voluntarily made during the Lock-Up Period and if the undersigned is legally required to file a report under Section 16(a) of the Exchange Act during the Restricted Period to report such transfer, the undersigned shall indicate in the footnotes thereto that the filing relates to the circumstances described in clauses (e)-(h) or (j), as applicable.

Ex. A-3

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other underwriters are not making a recommendation to you to participate in the Public Offering, enter into this letter agreement, or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any underwriter is making such a recommendation.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Additionally, if (i) the Underwriting Agreement does not become effective by March 6, 2026, (ii) the Selling Stockholders advise the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (iii) the Underwriters advise the Company or the Selling Stockholders in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, or (iv) the Registration Statement is withdrawn by the Company prior to the completion of the Public Offering, the undersigned shall be immediately released from all obligations under this letter agreement.

Ex. A-4

The undersigned understands that the Representatives will proceed with the Public Offering in reliance on this Lock-Up Agreement.

This letter agreement, any claim, controversy or dispute arising under or related to this letter agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

[Name of director/executive officer]

EXHIBIT B

Form of Lock-Up Letter -Selling Stockholders

[See attached.]

Ex. B-1

Execution Version

NRG Energy, Inc.
804 Carnegie Center

Princeton, New Jersey 08540

BARCLAYS CAPITAL INC.

Citigroup Global Markets Inc.
as Representatives of the several Underwriters
named in the Underwriting Agreement specified on Schedule A-1 therein

c/o Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Public Offering”) will be made of shares of common stock, par value $0.01 per share (the “Securities”), of NRG Energy, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc. (together, the “Representatives”). Notwithstanding the foregoing, the Representatives acknowledge and consent to a concurrent buyback by the Company of Securities owned by the undersigned with a value of approximately $300 million (which are not the subject of the Public Offering) pursuant to a stock purchase agreement dated March 1, 2026, as further decribed in the prospectus supplement related to the Public Offering. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 45 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Except as set forth below, any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period. Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (b) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required (or shall be voluntarily made in connection with such trading plan), (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, (f) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate and (g) pursuant to any buyback by the Company; provided that in each transfer pursuant to clauses (c) - (f) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock- Up Agreement.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other underwriters are not making a recommendation to you to participate in the Public Offering, enter into this letter agreement, or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any underwriter is making such a recommendation.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.

It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 6, 2026.

The undersigned understands that the Representatives will proceed with the Public Offering in reliance on this Lock-Up Agreement.

This letter agreement, any claim, controversy or dispute arising under or related to this letter agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
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Name:		By:
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Address:		Name:
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